Exhibit 10.27
Schedule “A”
TRIDENT EXPLORATION CORP.
STOCK OPTION PLAN
(Effective Date: August 1, 2002)
1.	PURPOSE OF PLAN
1.1	The purpose of the Plan is to assist directors, officers, employees and consultants, and companies and entities controlled by them, of the Company and any Subsidiary to participate in the growth and development of the Company and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company that will be aligned with the interests of the shareholders of the Company.
2.	DEFINED TERMS
In the Plan, the following terms shall have the following meanings, respectively:
2.1	“Board” means the board of directors of the Company or, if established and duly authorized to act with respect to this Plan, any committee of the board of directors of the Company;

2.2	“Business Day” means any day, other than a Saturday or a Sunday, on which Canadian chartered banks are open for business in Calgary, Alberta;

2.3	“Change of Control” means, with respect to a Holding Entity, any change in the legal or beneficial ownership of such entity such that it is no longer a “Holding Entity” within the meaning of the Plan;

2.4	“Company” or “TEC” means Trident Exploration Corp. or any successor;

2.5	“Control Tag Along Offer” has the meaning attributed to it in the Stockholder Agreement;

2.6	“Eligible Person” means any director, officer, employee or consultant of the Company or any Subsidiary, and any Holding Entity;

2.7	“Employee Loan” means loans by TRC to any Eligible Person secured by Options (and/or the Shares underlying such Options) held by such Eligible Person;

2.8	“Employee Loan Program” means the program established by TRC in respect of the provision of Employee Loans.

2.9	“Exchange” means The TSX Venture Exchange, The Toronto Stock Exchange or, where the context permits, any other exchange on which the Shares are or may be listed from time to time;

2.10	“Exercise Price” means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Section 7;

2.11	“Family Member” means any spouse or child of any director, officer, employee or individual consultant of the Company or any Subsidiary or of any individual who is the sole service provider of any corporate consultant of the Company or any Subsidiary;

2.12	“Family Member Holding Entity” means a Holding Entity wholly-owned by a Family Member or by any combination of Family Members;

2.13	“Family Member Optionee” means any director, officer, employee or individual consultant related to the Family Member(s) who own equity interests in a Family Holding Entity.

2.14	“Holding Entity” means any company, partnership or other entity wholly owned (i) by any director, officer, employee or individual consultant of the Company or any Subsidiary, or (ii) any corporate consultant of the Company or any Subsidiary, owned by any individual who is the sole service provider of such corporate consultant or any Family Member or combination of Family Members, or any combination thereof, or (iii) any Family Member, or any combination of Family Members, or (iv) by any combination of persons described in (i) and (iii) above;

2.15	“Insider” means:
(a)	an insider as defined under Section 1(aa) of the Securities Act other than a person who falls within that definition solely by virtue of being a director or officer of a Subsidiary; and

(b)	an associate as defined under Section 1(c) of the Securities Act of any person who is an insider by virtue of (i) above;
2.16	“Market Price” at any date in respect of the Shares shall be either:
(a)	if listed on an Exchange, the closing price of the Shares on the Exchange on the last Business Day preceding the date on which the Option is approved by the Board; or

(b)	in the discretion of the Board, such price as may be determined by any mechanism for establishing the market value of the Shares approved by the Board including the discretion of the Board (and satisfactory to the Exchange, if the Shares are listed on the Exchange);
2.17	“Option” means an option to purchase Shares granted under the Plan;

2.18	“Optionee” means an Eligible Person to whom an Option has been granted, the Company or TRC;

2.19	“Plan” means this stock option plan, as amended from time to time;

2.20	“Shares” means the Class A Common Voting Shares of the Company, or, in the event of an adjustment contemplated by Section 7, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.21	“Securities Act” means the Securities Act (Alberta) R.S.A. 2000, c. S-4, as amended;

2.22	“Stockholder Agreement” means the agreement to be entered into among TRC, TEC, certain TEC Shareholders and the TRC Stockholders with respect to the business and affairs of TRC and TEC, as amended, restated or supplemented from time to time;

2.23	“Subsidiary” means any subsidiary of the Company within the meaning of the Business Corporations Act (Alberta);

2.24	“Tag Along Offer” has the meaning attributed to it in the Stockholder Agreement;

2.25	“TEC Common Shares” means Class A Common Shares in the capital of TEC and any other voting shares authorized by the articles of TEC outstanding from time to time and does not include Class A Preference Shares or any other class or series of shares of TEC which do not entitle the holder to receive notice of and attend meetings of TEC Shareholders;

2.26	“TEC Shareholder” means a holder of TEC Common Shares;

2.27	“TRC” means Trident Resources Corp., a corporation incorporated pursuant to the laws of Delaware;

2.28	“TRC Common Stock” means the common stock of TRC and any other voting stock authorized by the certificate of incorporation of TRC outstanding from time to time and does not include Series A Preference Stock or any other class or series of stock of TRC which do not entitle the holder to receive notice of and attend meetings of TRC Stockholders;

2.29	“TRC Exchange Rights Agreement” means the exchange rights agreement dated December 4, 2003 among TRC, holders of TRC Common Stock, TEC, holders of

TEC Common Shares and holders of TEC Preference Shares, as amended, supplemented, or restated from time to time;
2.30	“TRC Stockholder” means a holder of TRC Common Stock; and

2.31	“Third Party Offer” has the meaning attributed to it in the Stockholder Agreement.
3.	ADMINISTRATION OF THE PLAN
3.1	The Plan shall be administered by the Board.

3.2	The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:
(a)	establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)	interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes on the Company and the Optionee;

(c)	grant Options;

(d)	determine which Eligible Persons are granted Options;

(e)	determine the number of Shares covered by each Option;

(f)	determine the Exercise Price;

(g)	determine the time or times when Options will be granted and exercisable (including without limitation the imposition of conditions of grants and vesting restrictions);

(h)	determine if the Shares that are subject to an Option will be subject to any conditions or restrictions upon the exercise of such Option; and

(i)	prescribe the form of documents relating to the grant, exercise and other terms of Options.
4.	SHARES SUBJECT TO PLAN
4.1	Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Section 7, shall not exceed such number of the issued and outstanding Shares, as the Board of Directors may determine from time to time. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.
5.	ELIGIBILITY, GRANT AND TERMS OF OPTIONS
5.1	Options may be granted to any Eligible Person.

5.2	Subject to, and except as herein and as otherwise specifically provided for in, this Plan, the number of Shares subject to each Option, the Exercise Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided, however, that if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:
(a)	the period during which an Option shall be exercisable shall be ten years from the date the Option is granted to the Optionee; and

(b)	the Exercise Price shall be deemed to be the closing price of the Shares on the last Business Day preceding the date on which the Option is granted by the Board.
5.3	Unless the Board shall otherwise determine, no separate agreement between the Company and the Optionee shall be necessary to create and grant any Option, and the Board may, by resolution, create and grant Options and stipulate such additional terms as are consistent with this Stock Option Plan.

5.4	If the Shares are listed on the Exchange, the Exercise Price on Shares that are subject to any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.5	The total number of Shares to be optioned to any Optionee under this Plan shall not exceed 10% of the issued and outstanding Shares (on a non-diluted basis) at the date of the grant of the Option.

5.6	Subject to the security granted pursuant to the terms of the Employee Loan Program and/or any Employee Loans and any transfer made pursuant thereto, an Option is personal to the Optionee and is non-transferable and non-assignable and to the extent an Optionee attempts to transfer or assign an Option (other than in accordance with the terms of this Plan), such transfer or assignment shall be null and void, provided however in the case of an Optionee that is an individual, that such individual Optionee may transfer, upon written notice to the Company, all or any part of his or her Options to a Holding Entity (and such Holding Entity may transfer, upon written notice to the Company, such Options back to such Optionee, provided such Holding Entity continues to be a Holding Entity of the Optionee) which shall thereupon be an Optionee hereunder.

5.7	In the event there occurs a Change of Control with respect to a Holding Entity, thereafter all Options that have been transferred or granted to it shall be automatically cancelled without further action of the Company and without notice to the Optionee.
6.	TERMINATION OF EMPLOYMENT
6.1	An Option, and all rights to purchase Shares pursuant thereto, shall expire and terminate immediately upon the Optionee (including a Holding Entity that is a corporate consultant) ceasing, by reason of termination of such Optionee’s employment or engagement by the Company or Subsidiary (as applicable) with cause, to be a director, officer, employee or consultant of the Company or of any Subsidiary, or in the case of an Optionee that is a Holding Entity that has not been engaged as a consultant, immediately upon the director, officer, employee or consultant of the Company or any Subsidiary who owned equity interests in such Holding Entity at the time the Option was granted or transferred to the Holding Entity, or in the case of a Family Member Holding Entity, the Family Member Optionee, ceasing by reason of termination of such director’s, officer’s, employee’s or consultant’s employment or engagement by the Company or Subsidiary (as applicable) with cause, to be a director, officer or full-time employee or consultant of the Company or any Subsidiary. For the purposes of this Section 6.2, a director, officer or consultant shall be deemed to be an employee.

6.2	If, before the expiry of an Option in accordance with the terms thereof, the employment or engagement of the Optionee (including a Holding Entity that is engaged as a consultant) by the Company or by any Subsidiary, or in the case of an Optionee that is a Holding Entity that is not engaged as a consultant, the employment or engagement of the director, officer, employee or consultant who owned equity interests in such Holding Entity at the time the Option was granted or transferred to the Holding Entity, or in the case of a Family Member Holding Entity, the Family Member Optionee, shall terminate for any reason whatsoever other than termination by the Company for cause, but including termination by reason of the death of the Optionee or the service provider of the Optionee, or with respect to a Family Member Holding Entity, the death of the Family Member Optionee, such Option may, subject to the terms thereof (including any restrictions on the exercise thereof) and any other terms of the Plan, be exercised by the Optionee or, in the case of death by the legal personal representative(s) of the estate of the deceased or the Optionee (as applicable) during the Exercise Period that begins on the date of death or at any time during the Exercise Period that begins on the date that notice of dismissal is given to the director, officer, employee or consultant (but in either case prior to the expiry of the Option in accordance with the terms thereof). For the purposes of this Section 6.2, “Exercise Period” means 90 days plus any applicable notice period that applies to such termination whether pursuant to an employment agreement or common law. For the purposes of this Section 6.2, a director, officer or consultant shall be deemed to be an employee. For greater certainty, such Option shall expire and terminate upon the expiration of such applicable Exercise Periods but shall continue to vest within such Exercise Periods.

6.3	Options shall not be affected by any change of the employment or consulting terms of the Optionee (or in the case of a Holding Entity that is not a consultant, the employment or consulting terms of the employee or consultant who owned equity interests in such Holding Entity at the time the Option was granted or transferred to the Holding Entity, or in the case of a Family Member Holding Entity, the Family Member Optionee); or by the Optionee ceasing to be a director or officer (or the director or officer who at the time of the grant of the Options owned equity interests in a Holding Entity, or in the case of a Family Member Holding Entity, the Family Member Optionee, ceasing to be a director or officer), where the director or officer (or the director or officer who owned equity interests in a Holding Entity at the time the Option was granted or transferred to the Holding Entity, or in the case of a Family Member Holding Entity, the Family Member Optionee) continues to be employed or continues to be retained by, or continues to be a director or officer of, the Company or any Subsidiary, provided further that Exercise Periods set forth in Section 6.2 shall be determined on the basis of employment or engagement status of the relevant person on the date of death or termination.
7.	EXERCISE OF OPTIONS
7.1	Subject to the provisions of the Plan and any restrictions or other provisions with respect to the exercise of Options, an Option may be exercised from time to time by delivery to the Company at its head office of a written notice of exercise addressed to the Corporate Secretary specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Exercise Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2	Notwithstanding any of the provisions contained in the Plan or in any Option, the Company’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:
(a)	completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the listing of such Shares on any stock exchange on which the Shares may then be listed (if applicable);

(c)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

(d)	the repayment of all Employee Loans that are outstanding with respect to the Optionee and compliance with the terms and conditions of the Employee Loan Program and any documentation executed in connection with any such Employee Loans.
In this connection the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.
8.	CHANGE OF CONTROL AND CERTAIN ADJUSTMENTS
8.1	If, during the term of the Option, the Company shall file articles of arrangement providing that its outstanding Shares are transferred in exchange for securities of another corporation or shall merge into or amalgamate with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for securities of another corporation, the Company will make provision that, upon the exercise of any option during its unexpired period after the effective date of such arrangement, merger, amalgamation or sale, the Optionee shall receive such number of securities of the other, continuing or successor Company in such arrangement, merger or amalgamation or of the shares of the purchasing corporation in such sale as he or she would have received as a result of such arrangement, merger, amalgamation or sale if the Optionee had purchased Shares immediately prior thereto for the same consideration paid on the exercise of the Option and had held such Shares on the effective date of such arrangement, merger, amalgamation or sale. Upon such provision being made, the obligation of the Company to the Optionee in respect of the Shares then remaining subject to this option shall terminate and be at an end.

8.2	If, during the term of the Option, a “take-over bid” as defined in the Securities Act (other than an offer by a “control person”, unless the Shares subject to such offer together with the offeror’s securities constitute in the aggregate 50% or more of all of the outstanding Shares) shall be made for the Shares, unless otherwise directed by the Board, all Options shall immediately vest and become exercisable by the Optionee notwithstanding Section 5.2 hereof or any prior determination regarding such matter made by the Board, and the Optionee shall have the right to exercise the Option to purchase all of the Shares optioned which have not previously been purchased under the Option, but such Shares may only be purchased for tender pursuant to such take-over bid, provided further, that if such take-over bid is a Third Party Offer that triggers an obligation pursuant to the Stockholder Agreement of TEC Shareholders to tender their TEC Common Shares to a Third Party Offer, the Optionee shall exercise the Option and tender such Shares to the Third Party Offer. If for any reason such Shares are not so tendered or, if tendered, are not, for any reason, taken up and paid for by the offeror pursuant to the take-over bid, any such Shares so purchased by the Optionee shall be and shall be deemed to be cancelled and returned to the treasury of the Company, shall be added back to the number of Shares, if any, remaining unexercised under the Option and upon presentation to the Company of share certificates representing such Shares properly endorsed for transfer back to the Company, the Company shall refund to the Optionee all consideration paid by him in the initial purchase thereof.

8.3	If, during the term of the Option, (a) a Tag Along Offer occurs, (b) a Control Tag Along Offer occurs, or (c) a Third Party Offer occurs and any TRC Stockholder is obligated to sell shares of TRC Common Stock to the offeror of such Third Party Offer pursuant to the terms of any drag along right contained in the Stockholder Agreement (a “Drag Along Event”), then, unless otherwise directed by the Board, all Options shall immediately vest and become exercisable by the Optionee notwithstanding Section 5.2 hereof or any prior determination regarding such matter made by the Board, and the Optionee shall have the right to exercise the Option to purchase all of the Shares optioned which have not previously been purchased under the Option, but such Shares may only be purchased for exchange to shares of TRC Common Stock for tender pursuant to the Tag Along Offer, the Control Tag Along Offer or the Drag Along Offer, provided further, that if such event is a Drag Along Offer, the Optionee shall exercise the Option and exchange such Shares for shares of TRC Common Stock and tender such shares to the Third Party Offer that constitutes the Drag Along Offer. If for any reason such shares of TRC Common Stock are not so tendered or, if tendered, are not, for any reason, taken up and paid for by the offeror pursuant to the Tag Along Offer, Control Tag Along Offer or Drag Along Offer, any such shares of TRC Common Stock so purchased by the Optionee shall be and shall be deemed to be cancelled and returned to the treasury of TRC, the underlying Shares shall be added back to the number of Shares, if any, remaining unexercised under the Option and upon presentation to the Company of share certificates representing such Shares properly endorsed for transfer back to the Company, the Company shall refund to the Optionee all consideration paid by him in the initial purchase thereof.

8.4	Any Optionee who exercises their Option to purchase Shares (other than any exercise of Options pursuant to the realization by TRC of any Employee Loans), who at the time of such exercise is not then a TEC Shareholder or a TRC Stockholder, shall immediately prior to such exercise, and as a condition to such issuance of Shares, execute and deliver to TRC and TEC a written agreement, in the form required pursuant to each applicable agreement, agreeing to be bound by the terms and conditions of the Stockholder Agreement and the TRC Exchange Rights Agreement.

8.5	Appropriate adjustments as regards Options granted or to be granted, in the number of Shares optioned and in the Exercise Price, shall be made by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Company. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the shareholders of the Company and to acceptance by the Exchange, respectively, if required by applicable law or regulatory policy.
9.	AMENDMENT OR DISCONTINUANCE OF PLAN
9.1	The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no such amendment may change the manner of determining the Exercise Price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan.

9.2	No amendment, suspension or discontinuance of the Plan may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Company is now or may hereafter be subject to.
10.	ACCOUNTS AND STATEMENTS
10.1	The Company shall maintain records of the details of each Option granted to each Optionee under the Plan. Upon request therefor from an Optionee and at such other times as the Company shall determine, the Company shall furnish the Optionee with a statement setting forth details of his Options. Such statement shall be deemed to have been accepted by the Optionee as correct unless written notice to the contrary is given to the Company within 10 days after such statement is given to the Optionee.
11.	RIGHT OF FIRST REFUSAL
11.1	If any Optionee (the “Offeror”) shall desire or be obliged by law or otherwise to transfer into the name of some other person or persons (the “Proposed Transferee”) or to sell, assign, or dispose of any Shares it has acquired pursuant to the exercise of any Option (the “Subject Shares”) to any Proposed Transferee, or shall desire or be obliged by law or otherwise effect a Change of Control with respect to an Optionee that is a Holding Entity, unless any of the above events occurs in connection with the realization by TRC of any Employee Loan, the

Company, its successors and assigns (the “Offeree”) shall have the prior right to purchase the Subject Shares to be transferred, or the Subject Shares held by the Optionee in relation to which a Change of Control may occur, (as applicable) on the terms and in accordance with the procedure contained in paragraph 11.2 and such Optionee shall deliver to the Offeree the written notice contemplated by Section 11.2.
11.2	The procedure on proposed transfers, sales, assignments and disposals and Changes of Control is as follows:
(a)	An Offeror shall deliver a written notice of such transfer, sale, assignment or disposal or Change of Control (in this paragraph 11.2(a), an “offer”) to the Offeree (the “Selling Notice”) which shall set out:
(i)	the name of the Proposed Transferee;

(ii)	the price per Share offered in such offer and the terms of payment;

(iii)	any other material terms of such offer;

(iv)	the notice address of the Offeror; and

(v)	the notice shall specifically refer to this Section of this Stock Option Plan and state that the notice is given pursuant to this Section;
provided that if the event giving rise to the obligation to deliver a notice under this Section 11.2 is a desire or obligation to effect a Change of Control, the name of the Proposed Transferee shall be the proposed transferees of any legal or beneficial ownership in the Holding Entity, the price per share shall be the Market Price as determined by the directors of the Company, the terms of sale shall be as set forth in Section 11.3, and the material terms of the offer shall describe the material terms of the proposed Change of Control.
(b)	The written notice described in Section 11.2(a) shall be deemed to be an offer to sell the Subject Shares of the Offeror to the Offeree at the same price and on the same other terms as contained in the offer of the Proposed Transferee or, in the case of a Change of Control, an offer to sell the Subject Shares to the Offeror at the Market Price as determined by the directors of the Company and on the terms set out in this Article 11. This offer to sell to the Offeree shall be open for acceptance by the Offeree for forty-five (45) days after actual receipt by the Offeree of such notice.

(c)	If the Offeree does not accept the offer made by delivery of the notice pursuant to Section 11.2(a) within the forty-five (45) day period stipulated therein, the Offeror shall be free for a period of forty-five (45) days after the end of such forty-five (45) day period to sell the Subject Shares to the Proposed Transferee at the price and on the terms set out in the notice given pursuant to Section 11.2(a) or to effect the Change of Control described in the notice given pursuant to Section 11.2(a).

(d)	The Subject Shares held by a Shareholder shall not be sold for other than cash consideration and no Shareholder shall deliver a notice pursuant to Section 11.2(a) in respect of an offer made to purchase its Subject Shares which is other than upon terms of the present payment (and not payment over time) of cash consideration therefor.

(e)	Any purchase and sale of Subject Shares pursuant to this Section shall be completed in accordance with the provisions of Section 11 at 2:00 p.m. on the first Business Day which is at least thirty (30) days and no later than ninety (90) days after acceptance of the offer to sell created by the delivery of the notice pursuant to Section 11.2(a) (the “Closing Date”) at which time the Shareholder selling its Subject Shares pursuant to this Section (the “Seller”) shall execute and deliver to the person purchasing such Subject Shares (the “Buyer”) all such instruments, conveyances, assignments and releases as the Buyer may reasonably require. The place of closing shall be the head office of the Company.

(f)	The Buyer will pay to the Seller the purchase price for the Subject Shares of the Seller being purchased and sold under this Section on the Closing Date.
11.3	Any sale of Subject Shares to be sold by a Seller to a Buyer pursuant of the provisions of Section 11 shall be subject to the following provisions:
(a)	The Seller shall deliver to the Buyer on the Closing Date:
(i)	the certificate(s) representing the Subject Shares endorsed in blank for transfer;

(ii)	a warranty duly executed by the Seller to the Buyer to the effect that:
A.	there are no contractual or other restrictions to the transfer and assignment of the Subject Shares being sold (other than the restrictions set out in the Memorandum and Articles of the Company and this Stock Option Plan); and

B.	the Seller is the sole beneficial owner of the Subject Shares being sold with full right, title and authority to sell, transfer and assign the said Shares to the Buyer and that such

Subject Shares are free and clear of all liens, charges, pledges, claims, demands, security interests, adverse claims and encumbrances of every nature and kind whatsoever.
(b)	The Buyer shall deliver to the Seller on the Closing Date, payment by the Borrower, in cash, of the purchase price of the Subject Shares.

(c)	In the event the Seller is not present at the designated place of closing at the designated time on the Closing Date, or is present but fails for any reason whatsoever to produce and deliver to the Buyer certificate(s) for the Seller’s Subject Shares duly endorsed in blank as provided under this Section 11 and any and all other instruments or writings required to be so produced and delivered by the Seller (collectively the “Offered Securities”), then the stipulated purchase price and the other payments, instruments or writings to be delivered by the Buyer may be deposited by the Buyer with the Company’s solicitors in the name of the Seller or its legal representative. Such deposit shall constitute valid and effective payment of such designated purchase price for the Offered Securities to the Seller even though the Seller has voluntarily encumbered or disposed of any of the Shares and notwithstanding the fact that a certificate or certificates for any of the Offered Securities have been delivered to any pledge, transferee or other Person; and if the designated purchase price for the Offered Securities is deposited pursuant to this clause with the Company’s solicitors in the name of the Seller or his legal representative, then and after the date of such deposit and even though the certificate evidencing the Offered Securities has not been delivered to the Buyer, the purchase and sale of the Offered Securities shall be deemed to have been duly completed and all right, title, benefit and interest, both at law and in equity, to the Offered Securities shall be conclusively deemed to have been conveyed, transferred and assigned to and become vested in the Buyer and all right, title, benefit and interest, both at law and in equity, of the Seller or any transferee, assignee or other person having any interest, legal or equitable therein or thereto whether as a shareholder or creditor or otherwise, shall terminate, provided however, that the Seller shall be entitled to receive the said designated purchase price (without interest) together with the other payments (without interest), instruments or writings so deposited. The Seller hereby irrevocably constitutes and appoints the Buyer as his or its true and lawful attorney-in-fact and agent for, in the name of and on behalf of the Seller to execute and deliver in the name of the Seller all such assignments, conveyances, transfers, deeds and instruments as may be necessary to effectively convey, transfer and assign the Offered Securities or any part thereof to the Buyer or his or its nominee or nominees or his or its successors and assignees on the books of the Company or to take all other requisite steps or proceedings to effect the purchase of the Offered Securities by the Buyer; and such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, death or incapacity of the Seller and the Seller hereby ratifies and confirms and agrees to ratify and confirm all that the Buyer may lawfully do or cause to be done by virtue of the provisions hereof. The Seller hereby irrevocably consents to the transfer of the Subject Shares or any part thereof made pursuant to the provisions of this Section and shall be entitled to receive the designated purchase price deposited with the Company’s solicitors upon delivery to the Buyer of certificate(s) evidencing the Offered Securities so purchased duly endorsed in blank for transfer as aforesaid and all payments, instruments, deeds or writings which are required to be submitted by the Seller under this Section 11.
11.4	All rights and benefits of the Company arising under this Section 11 including the right to purchase any Subject Shares from any particular Offeror with respect to any particular offer to sell, may be assigned by the Company in whole or in part to any shareholder or shareholders of the Company without the consent of the Optionee, provided the Company shall give notice of such assignment to the Optionee including a notice address of the assignee.
12.	NOTICES
12.1	Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him shall be given by:
(a)	delivering it personally to the Optionee or the person claiming or deriving rights to him, as the case may be; or

(b)	mailing it, postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Optionee in the Company’s or the Subsidiary’s (as the case may be) personnel records.
12.2	Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Company at the following address:
Trident Exploration Corp.
444 - 7th Avenue SW, Suite 1000
Calgary, Alberta T2P 0X8
Facsimile: (403) 668-5805
Attention: President

12.3	Any payment, notice, statement, certificate or instrument referred to in Sections 12.1 and 12.2, if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.
13.	MISCELLANEOUS
13.1	The holder of an Option shall not have any rights or obligations as a shareholder of the Company with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan and the issuance of the Shares by the Company.

13.2	Nothing in the Plan or any Option shall confer upon any Optionee or any director, officer, employee or consultant who owns equity interests in a Holding Entity that is an Optionee, any right to continue in the employ of the Company or any Subsidiary or affect in any way the right of the Company or any such Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any Subsidiary to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Subsidiary or any present or future retirement policy of the Company or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Subsidiary.

13.3	To the extent required by law or regulatory policy or necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Company shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

13.4	This Plan shall be construed and interpreted in accordance with the laws of Alberta.

13.5	If any provision of this Plan is determined to be void, the remaining provisions shall be binding as though the void parts were deleted.